Exhibit (a)(3)
Notice of Guaranteed Delivery
To Tender Shares of Common Stock
of
Openwave Systems Inc.
Pursuant to the Offer to Purchase
Dated Tuesday, May 22, 2007
of
Oreo Acquisition Co., LLC
a jointly-owned subsidiary of
Harbinger Capital Partnerssm Master Fund I, Ltd.
and
Harbinger Capital Partnerssm Special Situations Fund, L.P.

(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 19, 2007, UNLESS THE OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Certificates”) evidencing shares of common stock, par value $0.001 per share, of Openwave Systems Inc., a Delaware corporation (the “Shares”), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Time (as defined in the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See “The Offer — Procedures For Tendering Shares” in the Offer to Purchase.

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Overnight Courier:	By Hand:

The Bank of New York	The Bank of New York	The Bank of New York
Reorganization Services	Reorganization Services	Reorganization Services
P.O. Box 859208	161 Bay State Drive	101 Barclay Street 1-E
Braintree, MA 02185-9208	Braintree, MA 02184	Receive and Deliver Window New York, NY 10286

By Facsimile Transmission:
(for eligible institutions only):
781-930-4939

To Confirm Facsimile Only:
781-930-4900

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution”, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Offer — Procedures For Tendering Shares” in the Offer to Purchase) and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED.

SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser upon the terms and subject to the conditions set forth in the Offer to Purchase dated Tuesday, May 22, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under “The Offer — Procedures For Tendering Shares” in the Offer to Purchase.

Number of Shares: _ _
Please Type or Print

Share Certificate Number(s) (if available): _ _

Please check this box is Shares will be tendered by book-entry transfer: ☐

Account Number: _ _

Date: _ _

Name of Record holder(s): _ _

Address: _ _

Telephone. No.: _ _

Signature(s): _ _

Dated: _ _

GUARANTEE
(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a member in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three Nasdaq Global Select Market trading days after the Expiration Time.

Name of Firm: _ _

Authorized Signature: _ _

Name: _ _
Please Type or Print

Title: _ _

Address: _ _

Zip Code: _ _

Telephone No.: _ _

Dated: _ _, 2007

NOTE: DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ GLOBAL SELECT MARKET TRADING DAYS AFTER THE EXPIRATION TIME.

4